HAROLD Y. SPECTOR, CPA	SPECTOR, WONG & DAVIDIAN, LLP	80 SOUTH LAKE AVENUE
CAROL S. WONG, CPA	Certified Public Accountants	SUITE 723
Z. DAVID DAVIDIAN, CPA	(888) 584-5577	PASADENA, CA 91101
FAX (626) 584-6447

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 146642) of uKarma Corporation of our report dated May 11, 2009 relating to the financial statements, in this Annual Report on Form 10-K of uKarma Corporation for the years ended December 31, 2008 and 2007.

/s/Spector, Wong & Davidian, LLP
May 13, 2009
Pasadena, California